Suite 900- 510 Burrard Street, Vancouver, British Columbia Canada V6C 3A8 Tel: (604) 687-6600 Toll Free: 1-888-411-GOLD Fax: (604) 687-3932 Email: info@aurizon.com Web Site: www.aurizon.com

November10, 2004
File:  285

Filed: Via SEDAR

British Columbia Securities
Ontario Securities Commission
Commission des valeurs
mobilieres du Québec

             Attention:  Statutory Filings

The Toronto Stock Exchange

             Attention:  Listings Department

Dear Sirs:

Re: Third Quarter 2004 Report to Shareholders - Mailing Date:  November 10, 2004

In accordance with Section 144 of the B.C. Securities Rules and National Instrument 51-102, we wish to confirm that on the captioned mailing date, the Third Quarter Report to Shareholders together with the financial statements for the nine months ended September 30, 2004 was sent by prepaid mail to each shareholder at the specified latest address shown on the Supplemental Mailing List of the Company.

Yours very truly,

AURIZON MINES LTD.

Julie A. Stokke Kemp
Corporate Secretaryr

Enclosure
cc\encl:       DuMoulin Black (1 Set)
cc\encl:       Computershare Trust Company of Canada (1 Set)
cc\encl:       PricewaterhouseCoopers (1 Set)
cc\encl:       Toronto Stock Exchange (4 Sets)
cc\encl:       American Home Assurance Company
cc\encl:       U.S. Securities & Exchanges Commission (File #0-22672; filed via EDGAR)
cc\encl:       American Stock Exchange, Attention:  Michael Fleming (5 Sets)